EXHIBIT 99.1

Helen of Troy 1 Helen of Troy Plaza El Paso, TX 79912 915 225 8000
immediate release

HELEN OF TROY LIMITED REPORTS RECORD

FIRST QUARTER SALES AND NET EARNINGS INCREASE OF 51.5%

EL PASO, Texas, Jul. 10 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported record  sales and increased net earnings for the first quarter ended May 31, 2007.

First quarter sales increased 7.5 percent to a record $140,170,000 versus sales of  $130,441,000 in the same period of the prior year. First quarter net earnings were $10,117,000 or $0.32 per fully diluted share, compared with $6,679,000 or $0.21 per fully diluted share for the same period in the prior year, an increase in fully diluted earnings per share of 52.4 percent. First quarter earnings before interest, taxes, depreciation and amortization (EBITDA) increased 18 percent to $17,997,000 versus $15,297,000 for the prior year quarter.

  Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s first quarter results, stated, “We are extremely pleased with our results for the first quarter. During the period we experienced sales increases in both our Personal Care Segment and our Housewares Segment. Selling, general and administrative expense declined to 32.6 percent of sales this quarter compared to 36.1 percent of sales for the first quarter of last year, or a 3.5 percentage point improvement. The improvement is mostly due to an improved distribution cost structure, outbound freight cost improvements and lower information technology outsourcing costs. Operating income for the first quarter increased to $14,301,000 versus $10,916,000 in the prior year first quarter, an increase of 31 percent. This resulted in operating income of 10.2 percent of sales for the quarter, compared to operating income of 8.4 percent of sales for the first quarter of last year.

 “We currently expect ten months of sales for the newly acquired Belson Products business for this fiscal year to be $20 million to $30 million. Gross margins for these sales are less than our existing professional product sales, and will negatively impact overall margins until the sourcing of products is transitioned to lower cost providers, which we believe will occur late this year or early next year. We believe the overall Belson business should be slightly accretive to our earnings for the fiscal year.

“During the month of May we started shipping the exciting new Bed Head by TIGI appliance product line. During the second fiscal quarter we will begin to see the consumer sell-through of this product line as we initiate our advertising campaign for Bed Head. For the fiscal year ending on February 29, 2008, we are now projecting total Company sales, including sales from the Belson Products business, in the range of $680 million to $690 million and annual net earnings in excess of $2.00 per fully diluted share.

“As of May 31, 2007, Helen of Troy’s balance sheet remains strong, with cash and temporary investments of $59 million compared to $26 million at the end of the first fiscal quarter of the prior year, an increase of $33 million, and stockholders’ equity of $528 million, an increase of $47 million from the comparable period last year.  Our inventory level was $156 million, a decrease of $8 million or 4.8 percent from last year,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Tuesday, July 10, 2007.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through August 31, 2007.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products.  The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold  to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Time Block®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®, Isobel® and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools TM,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Premiere®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including risks associated with the integration of newly acquired brands, product lines and business such as Belson Products. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2007 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended May 31,
	2007		2006
Net sales	$140,170	100.0%	$130,441	100.0%
Cost of sales	80,152	57.2%	72,500	55.6%
Gross profit	60,018	42.8%	57,941	44.4%

Selling, general, and administrative expense	45,717	32.6%	47,025	36.1%
Operating income	14,301	10.2%	10,916	8.4%

Other income (expense):
Interest expense	(4,113)	-2.9%	(4,506)	-3.5%
Other income (expense), net	1,254	0.9%	790	0.6%
Total other income (expense)	(2,859	-2.0%	(3,716)	-2.8%
Earnings before income taxes	11,442	8.2%	7,200	5.5%

Income tax expense	1,325	0.9%	521	0.4%
Net earnings	$10,117	7.2%	$6,679	5.1%

Diluted earnings per share	$0.32		$0.21

Weighted average common shares used in computing diluted earnings per share	32,035		31,460

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	5/31/2007	5/31/2006

Cash and temporary investments	$59,419	$26,072

Marketable securities, at market value	134	247

Accounts receivable	111,500	114,239

Inventory	156,214	164,019

Total current assets	349,381	323,994

Total assets	902,950	868,494

Total current liabilities	123,071	125,863

Total long term liabilities	251,492	261,116

Stockholders equity	528,387	481,515

HELEN OF TROY LIMITED AND SUBSIDIARIES

EBITDA

(unaudited)

(in thousands)

	Three Months Ended May 31,
	2007	2006

Net earnings from continuing operations	$10,117	$6,679

Interest income / Expense, net	3,031	4,217

Income tax expense	1,325	521

Depreciation and amortization	3,524	3,880

EBITDA (Earnings before interest, taxes, depreciation and amortization) excluding discontinued operations	$17,997	$15,297

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table which reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter ended May 31, 2007, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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